UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF l934

Puma Biotechnology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0683487
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

EXPLANATORY NOTE

Puma Biotechnology, Inc. (the “Registrant”) is filing this Form 8-A in connection with the transfer of the listing of its common stock, par value $0.0001 per share (“Common Stock”), from the New York Stock Exchange to the NASDAQ Global Select Market of The NASDAQ Stock Market LLC, effective as of January 3, 2017.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock set forth under the caption “Description of Capital Stock” contained in the prospectus included in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-201603), filed under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission on January 20, 2015, is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 30, 2016	PUMA BIOTECHNOLOGY, INC.
(Registrant)

	By:	/s/ Alan H. Auerbach
	Name:	Alan H. Auerbach
	Title:	President and Chief Executive Officer